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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 10, 1999
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                     Mechanical Technology Incorporated
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           (Exact name of registrant as specified in its charter)


                                 New York
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       (State or other jurisdiction of incorporation or organization)


         0-6890                                      14-1462255
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 (Commission File Number)             (I.R.S. Employer Identification No.)


968 Albany-Shaker Road, Latham, New York                      12110
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code   (518) 785-2211
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Item 5.   Other Events.

     Plug Power, LLC ("Plug Power"), a joint venture between Mechanical Technology Incorporated and DTE Energy Company, recently finalized a series of agreements with GE On-Site Power ("GEOSP"), a wholly-owned subsidiary of General Electric Company which is controlled by the GE Power Systems Division, to create a joint venture company, GE Fuel Cell Systems ("GEFCS"), to distribute Plug Power fuel cell systems worldwide. The agreements provide that GEFCS will market, sell, install and service Plug Power designed and manufactured fuel cells for residential and small commercial power applications on a exclusive basis. The size of the units will range up to 35kW and all units sold will contain both the GE and Plug Power brand name. The agreements require Plug Power to meet certain defined quality, price, engineering, design and production standards. GEOSP will own 75%, and Plug Power will own 25%, of GEFCS. In addition, GEOSP now owns approximately 10% of Plug Power, with options to purchase approximately an additional 10%. GEOSP's interest in Plug Power will be reduced if GEFCS is terminated prior to the end of its initial 5-year life or if GEFCS does not meet specified financial obligations. As part of the agreements, Plug Power will work closely with GE's Corporate Research & Development Center. Implementation of the transactions contemplated by the agreements requires adoption of a product development schedule and execution of additional agreements with GE's Corporate Research & Development Center.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       MECHANICAL TECHNOLOGY INCORPORATED


Date: February 10, 1999               By:   /s/ Cynthia A. Scheuer
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                                           Cynthia A. Scheuer
                                           Chief Financial Officer